Exhibit 99.1

Contact:	John P. Saldarelli Chief Financial Officer (914) 242-7700

FOR IMMEDIATE RELEASE

AMERICAN REAL ESTATE PARTNERS, L.P.
REPORTS FULL YEAR FINANCIAL RESULTS

Mount Kisco, New York, March 15, 2005 - American Real Estate Partners, L.P. (“AREP”) (NYSE:ACP) today reported the following full year financial results:

For the year ended December 31, 2004, earnings increased to $161.0 million as compared to $70.0 million for the year ended December 31, 2003. This increase was primarily due to:

•	Increased income from discontinued operations due to gain on sales of real estate, $71.9 million;

•	Increased gain on sale of marketable equity and debt securities, $37.6 million;

•	Increased hotel and casino operating income, $26.4 million;

•	Increased interest income, $21.8 million; and

•	A $19.8 million write-down of marketable equity and debt securities in 2003;

             partially offset by:

•	Increased income tax expense, $18.3 million;

•	Increased interest expense, $25.0 million;

•	Non-cash impairment loss of $15.6 million on equity interest in GB Holdings; and

•	Non-cash unrealized losses on securities sold short, $23.6 million. At March 1, 2005, such loss has been reversed and a net gain of approximately $3.0 million has been recorded.

For the year ended December 31, 2004, diluted earnings per weighted average limited partnership unit outstanding were $3.05 compared to $1.13 for the year ended December 31, 2003.

During 2005, AREP intends to continue to apply available cash flow toward its operations, repayment of maturing indebtedness, investments, acquisitions and other capital expenditures.

Mr. Carl C. Icahn, AREP’s Chairman, remarked, “Since December 31, 2003, AREP has completed a series of transactions that have increased our focus on our core businesses: real estate, gaming and entertainment, and oil and gas. We are excited about the ability of AREP to grow these businesses.”

CONSOLIDATED RESULTS OF EARNINGS

in thousands of dollars except unit and per unit data

	Year Ended December 31,
	2004	2003
Revenues	$453,581	$370,469

Operating income	$87,814	$68,213
Gain on sale of marketable equity and debt securities	40,159	2,607
Unrealized losses on securities sold short	(23,619)	–
Write-down of marketable equity and debt securities	–	(19,759)
Impairment loss on write down of equity interest	(15,600)	–
Gain on sales and disposition of real estate	5,262	7,121
Loss on sale of other assets	–	(1,503)
Income tax (expense) benefit	(16,763)	1,573

Income from continuing operations	77,253	58,252
Income from discontinued operations	83,720	11,772

Net earnings	$160,973	$70,024

Net earnings per L.P. unit:
Basic:
Income from continuing operations	$1.53	$0.99
Income from discontinued operations	1.78	0.25

Basic earnings per L.P. unit	$3.31	$1.24

Weighted average units outstanding	46,098,284	46,098,284

Diluted:
Income from continuing operations	$1.46	$0.92
Income from discontinued operations	1.59	0.21

Diluted earnings per L.P. unit	$3.05	$1.13

Weighted average units and equivalent units outstanding	51,542,312	54,489,943

On January 21, 2005, AREP entered into agreements with affiliates of Carl C. Icahn to acquire the membership interest in NEG Holding LLC other than that already owned by National Energy Group, Inc. (which is itself 50.01% owned by AREP) and 100% of the equity of each of TransTexas Gas Corporation and Panaco, Inc., all of which will be consolidated under AREP Oil & Gas LLC, which is wholly owned by American Real Estate Holdings Limited Partnership (“AREH”), and 41.2% of the common stock of GB Holdings, Inc. and warrants to purchase, upon the occurrence of certain events, 11.3% of the fully diluted common stock of its subsidiary, Atlantic Coast Entertainment Holdings, Inc., which owns 100% of ACE Gaming LLC, the owner and operator of The Sands Hotel and Casino located in Atlantic City, New Jersey. The closing of each of the acquisitions is subject to certain closing conditions.

On February 7, 2005, AREP issued senior notes due 2013. The notes, in the aggregate principal amount of $480 million, bear interest at a rate of 7.125% per annum.

The following table presents AREP’s consolidated balance sheet as of December 31, 2004, actual and pro forma for the acquisitions of NEG Holding, TransTexas, Panaco and GB Holdings, the offering of $480 million of 7.125% senior notes due 2013 and the issuance of 16,068,966 depositary units of AREP in connection with the acquisitions. Amounts for TransTexas, Panaco and GB Holdings included in the pro forma are not audited.

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2004
(In thousands)

ASSETS	ACTUAL	PRO FORMA
Current Assets
Cash and cash equivalents	$762,708	$1,097,785
Investment in U.S. Government and Agency obligations	96,840	96,840
Marketable equity and debt securities	2,248	2,248
Due from brokers	123,001	123,001
Restricted cash	19,856	19,856
Receivables and other assets	51,575	106,331
Real estate leased to others:
Current portion of lease amortization for leases accounted for under the financing method	3,912	3,912
Properties held for sale	58,021	58,021
Current portion of investment in debt securities of affiliates	10,429	–
Current portion of deferred tax asset	2,685	2,685

Total current assets	1,131,275	1,510,679
Investment in U.S. Government and Agency obligations	5,491	5,491
Other investments	245,948	257,595
Land and construction-in-progress	106,537	106,537
Real estate leased to others:
Accounted for under the financing method	85,281	85,281
Accounted for under the operating method, net	49,118	49,118

ASSETS	ACTUAL	PRO FORMA
Oil and gas properties, net	–	503,516
Hotel, casino and resort operating properties, net:
Hotel and casino	289,360	461,000
Hotel and resorts	50,132	50,132
Deferred finance costs and other assets	21,038	64,845
Long-term portion of investment in debt securities of affiliates	115,075	–
Investment in NEG Holding LLC	87,800	–
Equity interest in GB Holdings, Inc.	10,603	–
Equity investment	–	2,379
Deferred tax asset	65,399	81,704

Total	$2,263,057	$3,178,277

LIABILITIES AND PARTNERS’/SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of mortgages payable	$3,700	$3,700
Mortgages on properties held for sale	27,477	27,477
Current portion note payable	–	43,741
Current portion of long-term debt	–	1,378
Accounts payable and other liabilities	81,793	154,674
Securities sold not yet purchased	90,674	90,674

Total current liabilities	203,644	321,644
Other liabilities	23,239	87,773
Mortgages payable:
Real estate leased to others	60,719	60,719
Senior secured notes payable and credit facility	215,000	215,000
Senior unsecured notes payable, net	350,598	830,598
Long-term debt, net	–	57,112
Preferred limited partnership units	106,731	102,863

Total long-term liabilities	756,287	1,354,065
Minority interests	–	17,740
Limited partners’ equity	1,328,031	1,795,238
General partner’s equity	(12,984)	(298,489)
Treasury units at cost	(11,921)	(11,921)

Partners’ equity	1,303,126	1,484,828

Total	$2,263,057	$3,178,277

The following table represents AREP’s consolidated summary income statement information, actual and pro forma for each of the last twelve months ended September 30, 2004 and the last twelve months ended December 31, 2004:

	Actual		Pro Forma(1)		Actual		Pro Forma(1)
	LTM		LTM		LTM		LTM
	9/30/04		9/30/04		12/31/04		12/31/04
Total revenue	$435.4		$737.6		$453.6		$768.6
EBITDA(2)	281.0	(3)	383.9	(3)	253.8	(4)	373.2	(4)
Net earnings	215.3		175.0		161.0		191.4

(1)	Pro forma for the acquisitions of NEG Holding, TransTexas, Panaco and GB Holdings, the issuance of $480 million of 7.125% senior notes due 2013 and the issuance in connection with the acquisitions of 16,068,966 depositary units. Amounts included for TransTexas, Panaco and GB Holdings are unaudited.
(2)	Represents net earnings before interest expense, income tax expense (benefit), and depreciation, depletion and amortization.
(3)	Includes income from discontinued operations of $73.0 million.
(4)	Includes (i) income from discontinued operations of $83.7 million, (ii) an unrealized loss of $23.6 million for securities sold short (as of March 1, 2005 the unrealized loss had reversed and a net gain of approximately $3.0 million was recorded) and (iii) impairment loss on equity interest in GB Holdings of $15.6 million. Pro Forma EBITDA excludes a $55.9 million reorganization gain on Panaco’s emergence from bankruptcy.

The following table reconciles net earnings to EBITDA for AREP’s twelve months ended September 30, 2004 and December 31, 2004, actual and pro forma:

AREP
Consolidated Summary Income Statement
Reconciliation of Net Earnings to EBITDA
(in thousands)

	Actual	Pro Forma	Actual	Pro Forma
	LTM	LTM	LTM	LTM
	9/30/04	9/30/04	12/31/04	12/31/04
Net earnings	$215,295	$175,008	$160,973	$191,354
Interest expense	35,512	103,955	46,099	103,740
Income tax expense	685	(8,931)	16,763	16,442
Depreciation, depletion and amortization	29,498	113,827	29,955	117,557
Reorganization gain — Panaco	–	–	–	(55,856)

EBITDA	$280,990	$383,859	$253,790	$373,237

Oil and Gas

After the acquisitions are completed, AREP intends to consolidate its oil and gas properties, consisting of NEG Holding, TransTexas and Panaco, under AREP Oil & Gas LLC, a wholly-owned subsidiary of AREH.

For 2004, AREP’s oil and gas businesses (pro forma for the acquisitions) had revenue of $187.7 million while its projected 2005 revenue from its oil and gas businesses (assuming the closing of the acquisitions) will be $252.3 million. Actual net earnings for 2004 was $116.0 million (which includes a $55.9 million reorganization gain on Panaco’s emergence from bankruptcy) while projected 2005 net earnings is expected to be $98.5 million.

For 2004, AREP’s oil and gas businesses (pro forma for the acquisitions) had EBITDA of $134.3 million (excluding Panaco’s reorganization gain). AREP estimates that 2005 EBITDA from its oil and gas businesses (assuming the closing of the acquisitions) will be $181.3 million. The following tables set forth a reconciliation for 2004 actual and 2005 projected EBITDA to net earnings (pro forma and projected) for AREP’s oil and gas business. Amounts for TransTexas and Panaco are not audited.

AREP
Oil and Gas
Reconciliation of Net Earnings to EBITDA (Pro forma)
For the Year Ended December 31, 2004
(in thousands)

		NEG
	TransTexas	Holding	Panaco	Total
Net Earnings	$17,756	$29,122	$69,079	$115,957
Interest expense	3,766	2,716	2,517	8,999
Income tax (benefit) expense	(1,579)	–	272	(1,307)
Depreciation, depletion and amortization	26,591	21,386	14,771	62,748
Accretion of asset retirement obligation	332	261	3,157	3,750
Reorganization gain	–	–	(55,856)	(55,856)

EBITDA	$46,866	$53,485	$33,940	$134,291

AREP
Oil and Gas Pro Forma
Reconciliation of Projected Net Earnings to Projected EBITDA
For the Year Ended December 31, 2005
(in thousands)

			NEG
	TransTexas		Holding	Panaco		Total
Net Earnings	$35,179	(1)	$59,348	$3,976	(1)	$98,503
Interest expense	3,390		2,097	2,030		7,517
Depreciation, depletion and amortization	25,577		27,485	18,000		71,062
Accretion of asset retirement obligation	250		300	3,667		4,217

EBITDA	$64,396		$89,230	$27,673		$181,299

(1)	Includes the effect of interest expense paid to AREP which will be the 100% owner of TransTexas and Panaco upon completion of the acquisitions.

For 2004, AREP’s oil and gas businesses (on a combined basis, pro forma for the acquisitions) had capital expenditures of $117.0 million and, assuming the acquisitions have closed, AREP estimates that 2005 capital expenditures for its oil and gas businesses will be $155.2 million, approximately one third of which will be for maintenance and two thirds of which will be for growth prospects. AREP has approximately 600 identified prospects for drilling over the next several years.

The following table sets forth information with respect to net production attributable to AREP’s oil and gas interests and average unit sales prices and costs for the periods indicated:

		2005
	2004	Pro Forma
	Pro Forma	Outlook
Net Production:
Oil (MBbls) (1)	1,578	1,594
NGLs (MBbls)	549	298
Natural Gas (MMcf) (2)	22,833	31,614
Natural Gas Equivalent (MMcfe)(3)	35,594	42,909
Average Sale Price:
Oil (per Bbl)	$34.02	$40.00
NGLs (per Bbls)	26.72	25.00
Natural Gas (per Mcf)	5.38	5.50

(1)	“MBbls” means thousand barrels of oil.
(2)	“MMcf” means million cubic feet of natural gas.
(3)	“MMcfe” means million cubic feet of gas equivalent, determined using the ratio of six thousand cubic feet of natural gas (Mcf) to 1 barrel of 42 U.S. gallon (Bbl) of crude oil, condensate or natural gas liquids.

The following table sets forth total proved reserves, pro forma, as of December 31, 2004:

			Natural Gas
	Oil	Natural Gas	Equivalent	PV@10%
	(MBbls)	(MMcf)	(MMcfe)	($ in millions)
Proved Developed Reserves	8,955	151,453	205,185	$581.5
Proved Undeveloped Reserves	3,643	121,588	143,444	271.0

Total Proved Reserves	12,598	273,041	348,629	$852.5

The following table sets forth information with respect to hedges, on a combined basis, of NEG Holding, TransTexas and Panaco:

	Average
	Monthly	Annual	Average Price
	Volume	Volume	Floor	Ceiling
2005
Oil (MBbls)	77	920	$43.16	$46.24
Gas (MMcf)	1,608	19,300	5.26	7.03
2006
Oil (MBbls)	47	564	$41.68	$45.30
Gas (MMcf)	1,190	14,280	5.37	6.31

Gaming and Entertainment

American Casino & Entertainment Properties LLC, an indirect wholly-owned subsidiary of AREH, owns three Las Vegas casinos, Stratosphere Casino Hotel & Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. For 2004, ACEP reported net revenue of $300.0 million and for 2005, expects to report net revenue of $312.4 million. For 2004, ACEP reported net income of $20.9 million and, for 2005, expects to report net income of $22.1 million. For 2004, ACEP had EBITDA of $72.4 million and, for 2005, expects to have $74.1 million of EBITDA.

The following tables present a reconciliation of net income to EBITDA for ACEP’s actual 2004 results, Arizona Charlie’s combined results for 2004 and ACEP’s projected 2005 outlook:

ACEP
Reconciliation of Net Income to EBITDA
For the Year Ended December 31, 2004
(in thousands)

	Arizona
	Charlie’s	Total
Net income	$10,867	$20,872
Other (income) expense	6,659	17,890
Provision for income taxes	5,147	10,100
Depreciation and amortization	10,310	23,516

EBITDA	$32,983	$72,378

ACEP
Reconciliation of Projected Net Income to Projected EBITDA
For the Year Ended December 31, 2005
(in thousands)

Net income	$22,146
Other (income) expense	18,040
Provision for income taxes	11,925
Depreciation and amortization	21,946

EBITDA	$74,057

After the acquisitions, AREP will own approximately 77.5% of GB Holdings, the indirect owner of The Sands. For 2004, GB Holdings reported unaudited net revenues of $171.2 million and an unaudited net loss of $12.8 million. For 2004, GB Holdings had EBITDA of $18.0 million. AREP is not providing a 2005 outlook for GB Holdings since GB Holdings is a separate reporting company in which AREP does not currently own a controlling interest.

The following table reconciles GB Holdings’ net loss to EBITDA for 2004:

GB Holdings, Inc.
Reconciliation of Net Loss to EBITDA
For the Year Ended December 31, 2004
(in thousands)

Net loss	$(12,822)
Other (income) expense	13,777
Income tax expense	986
Depreciation and amortization	14,898
Provision for obligatory investments	1,165

EBITDA	$18,004

During 2004, ACEP incurred capital expenditures of $14.0 million and GB Holdings incurred capital expenditures of $17.4 million. For 2005, AREP expects that capital expenditures at ACEP will be $23.1 million and that capital expenditures at GB Holdings will be $9.1 million.

Real Estate

To capitalize on favorable real estate market conditions and the mature nature of its commercial real estate portfolio, AREP has offered for sale its rental real estate portfolio. During the year ended December 31, 2004, AREP sold 57 rental real estate properties with a book value of $164.9 million for approximately $245.4 million, resulting in a gain of $80.5 million. These properties were encumbered by mortgage debt of approximately $93.8 million that AREP repaid from the sale proceeds. As of December 31, 2004, AREP owned 71 rental real estate properties with a book value of approximately $196.3 million, individually encumbered by mortgage debt which aggregated approximately $91.9 million. As of December 31, 2004, AREP had entered into conditional sales contracts or letters of intent for 15 rental real estate properties with a book value of $62.3 million. Selling prices for the properties covered by the contracts or letters of intent would total approximately $97.9 million, which would result in a gain of $35.6 million. These properties are encumbered by mortgage debt of approximately $36.0 million. Because of the conditional nature of sales contracts and letters of intent, AREP cannot be certain that these properties will be sold.

For 2004, AREP’s rental real estate, home building and resort operations generated revenue of $62.2 million. For 2005, AREP expects that its real estate operations will generate revenue of $146.7 million. AREP’s real estate operations had 2004 net earnings of $10.2 million and 2004 EBITDA of $21.0 million. AREP anticipates that 2005 EBITDA for its real estate operations will be $40.4 million.

The following tables reconcile AREP’s 2004 net earnings and 2005 projected net earnings from real estate operations to 2004 EBITDA and 2005 projected EBITDA:

AREP
Real Estate
Reconciliation of Net Earnings to EBITDA
For the Year Ended December 31, 2004
(in thousands)

Net earnings	$10,195
Interest Expense	5,046
Depreciation and amortization	5,768

EBITDA	$21,009

AREP
Real Estate
Reconciliation of Projected Net Earnings to Projected EBITDA
For the Year Ended December 31, 2005
(in thousands)

Net earnings	$30,045
Interest expense	4,732
Depreciation and amortization	5,623

EBITDA	$40,400

AREP anticipates that 2005 capital expenditures for its real estate operations will be approximately $5.0 million.

AREP estimates that its 2005 pro forma cash interest expense based on current anticipated borrowings will be approximately $92.0 million.

In reviewing AREP’s 2004 results and looking forward to 2005, Keith Meister, AREP’s President and CEO, stated, “With AREP’s strong balance sheet, sponsorship and three core operating platforms, we are excited for our prospects in 2005.”

Conference Call Information: AREP will hold a conference call to discuss financial and operational results on Wednesday, March 16, 2005 at 9:30 a.m., Eastern Time. The webcast will be broadcast live and may be joined by visiting AREP’s website at http://www.areplp.com. It will also be archived and made available at http://www.areplp.com under the Investor Relations section. For those wishing to monitor only the audio portion of the webcast, a dial-in number, (888) 343-7145, has been established. There is no access code.

American Real Estate Partners, L.P. is a master limited partnership.

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREP and its subsidiaries. Among these risks and uncertainties are changes in general economic conditions, the extent, duration and strength of any economic recovery, the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, risks related to our hotel and casino operations, including the effect of regulation, substantial competition, rising operating costs and economic downturns, competition for investment properties, risks related to our oil and gas operations, including costs of drilling, completing and operating wells and the effects of regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.